                       INSITUFORM MID-AMERICA, INC.
                           EMPLOYMENT AGREEMENT
                           --------------------

        This agreement ("Agreement") has been entered into this ---- day of April, 1995, by and between Insituform Mid-America, Inc., a Delaware corporation, and James J. Baird, Jr., an individual ("Executive").

                                 RECITALS

        The Board of Directors (the "Board") of the Company (as defined below) has determined that it is in the best interests of the Company and its stockholders to attract and encourage the attention and dedication of the Executive to the Company as a member of the Company's management. The Board desires to provide for the employment of the Executive, and the Executive is willing to commit himself to serve the Company. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement with the Executive.

                         IT IS AGREED AS FOLLOWS:

SECTION 1: DEFINITIONS AND CONSTRUCTION.

        1.1 DEFINITIONS. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

           1.1(a)   "BOARD" means the Board of Directors of the Company.

           1.1(b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

           1.1(c) "COMPANY" means Insituform Mid-America, Inc., a Delaware corporation, and, unless the context otherwise indicates, its subsidiaries, collectively.

           1.1(d)   "EFFECTIVE DATE" shall mean the date first written above.

           1.1(e) "EMPLOYMENT PERIOD" means the period beginning on the Effective Date and ending on the Date of Termination as defined in Section 3.7.

           1.1(f) "PEER EXECUTIVES" means executive officers of the Company other than the Chairman of the Board and the Vice Chairman of the Board.

        1.2 GENDER AND NUMBER. When appropriate, pronouns in this Agreement used in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular.

        1.3 HEADINGS. All headings in this Agreement are included solely for ease of reference and do not bear on the interpretation of the text. Accordingly, as used in this Agreement, the terms "Article" and "Section" mean the text that accompanies the specified Article or Section of the Agreement.

        1.4 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Missouri, without reference to its conflict of law principles.


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SECTION 2: TERMS AND CONDITIONS OF EMPLOYMENT.

        2.1 PERIOD OF EMPLOYMENT. The Executive shall remain in the employ of the Company throughout the Employment Period in accordance with the terms and provisions of this Agreement.

        2.2   POSITIONS AND DUTIES.

           2.2(a)   Throughout the Employment Period, the Executive shall
        serve as Chief Operating Officer of the business presently conducted by Insituform Southeast, Inc., subject to the reasonable directions of the Chief Executive Officer of the Company or his or her designee and the Board.

           2.2(b)   Throughout the Employment Period (but excluding any
        periods of vacation and leave to which he is entitled), the Executive shall devote substantially all his attention and time during normal business hours to the business and affairs of the Company and shall use his reasonable best efforts to perform faithfully and efficiently such responsibilities as are assigned to him under or in accordance with this Agreement; provided that, it shall not be a violation of this paragraph for the Executive to (i) serve on corporate, civic, political or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements, or (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement or violate the Company's conflict of interest policy as in effect from time to time.

        2.3 SITUS OF EMPLOYMENT. Throughout the Employment Period, the Executive's services shall be performed at the office of the Company in Jacksonville, Florida or at such other location as the Executive and the Company may otherwise mutually agree.

        2.4 COMPENSATION. Except as otherwise expressly provided herein, Executive shall be entitled to the following compensation during the Employment Period:

           2.4(a)   ANNUAL BASE SALARY.  The Executive shall receive an
        annual base salary ("Annual Base Salary") at a rate of at least $140,000 per year which shall be paid in equal or substantially equal installments at the times the Company generally pays its corporate executives. During the Employment Period, the Annual Base Salary payable to the Executive shall be reviewed at least annually and may be increased in the sole and absolute discretion of the Board. The Annual Base Salary may not be reduced after any increase thereof.

           2.4(b)   BONUSES.  In addition to Annual Base Salary, the
        Executive shall be awarded discretionary bonuses at such times and in such amounts as determined in the sole and absolute discretion of the Board.

           2.4(c)   INCENTIVE AND SAVINGS PLANS.  the Executive shall be
        entitled to participate in all incentive and savings plans generally available to Peer Executives of the Company.

           2.4(d)   WELFARE BENEFIT PLANS.  The Executive and/or the
        Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, accidental death and travel accident insurance plans and programs) to the extent generally available to Peer Executives of the Company,

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
        provided, however, that Executive shall not be entitled to participate in any severance, pension, life insurance or disability insurance plan other than as provided in Exhibit B hereto.

           2.4(e)   EXPENSES.  Throughout the Term of this Agreement, the
        Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures generally applicable to Peer Executives of the Company.

           2.4(f)   FRINGE BENEFITS.  Throughout the Term of this Agreement,
        the Executive shall be entitled to such fringe benefits as generally are provided to Peer Executives of the Company. Such benefits shall include (but not be limited to) the Company's furnishing Executive, at the Company's expense, with an office, secretarial support and the use of a vehicle appropriate for Executive's position.

           2.4(g)   VACATION.  Throughout the Term of this Agreement, the
        Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices generally provided with respect to Peer Executives of the Company.

           2.4(h)   STOCK OPTIONS.   As of the date hereof, the Company will
        execute and deliver to Executive a Non-Incentive Stock Option Agreement substantially in the form of Exhibit A hereto, to purchase up to 15,000 shares of Class A Common Stock at an exercise price equal to the fair market value of such stock on the date of grant.

SECTION 3: TERMINATION OF EMPLOYMENT.

        3.1 DEATH. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

        3.2 DISABILITY. If the Company determines in good faith that a Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 7.1 of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean that the Executive has been unable, with reasonable accommodation, to perform the essential functions required of the Executive hereunder on a full-time basis for a period of six months by reason of a physical and/or mental condition. "Disability" shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Executive will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such Disability determination. In the event of the termination of the Executive's employment due to his Disability, the Executive shall be entitled to all benefits set forth in Section 4.1.

        3.3 TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment without Cause during the Employment Period. In such event, the Executive shall be entitled to the benefits provided in Sections
4.1 and 4.2.

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        3.4   TERMINATION FOR CAUSE.  The Company may terminate the
Executive's employment during the Employment Period for "Cause," which shall mean termination based upon: (i) the Executive's willful and continued failure to substantially perform his duties with the Company (other than as a result of incapacity due to physical or mental condition), after a demand for substantial performance is delivered to him by the Company, which identifies with reasonable specificity the manner in which the Executive has not substantially performed his duties and the Executive has been given a reasonable opportunity to substantially cure such performance deficiencies,
(ii) the Executive's commission of an act constituting a criminal offense involving moral turpitude, dishonesty, or breach of trust adversely affecting the Company or its reputation, or (iii) the Executive's material breach of any provision of this Agreement. For purposes of this Section, no act, or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until (i) he receives a Notice of Termination (as defined in Section 3.6) from the Company and has been given the cure opportunity described in clause (i) of the immediately preceding sentence,
(ii) he is given the opportunity, with counsel, to be heard before the Board, and (iii) the Board finds, in its good faith opinion, the Executive engaged in the conduct set forth in the Notice of Termination.

        3.5 GOOD REASON. The Executive may terminate his employment with the Company for "Good Reason," which shall mean termination based upon:

           (i) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2.2(a) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

           (ii) (a) the failure by the Company to continue in effect any benefit or compensation plan, stock ownership plan, life insurance plan, health and accident plan or disability plan to which the Executive is entitled as specified in Section 2.4, or (b) the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any plans described in Section 2.4, or deprive the Executive of any material fringe benefit enjoyed by the Executive as described in Section 2.4(f);

           (iii) a material breach by the Company of any provision of this Agreement; or

           (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

        3.6 NOTICE OF TERMINATION. Any termination by the Company for Cause or Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party, given in accordance with Section 7.1. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the

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
Company hereunder, as the case may be, or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

        3.7 DATE OF TERMINATION. "Date of Termination" shall be determined as follows: (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, or (iii) if the Executive's employment is terminated by the Company other than for Cause, death or Disability, the Date of Termination shall be the date of receipt of the Notice of Termination.


SECTION 4: CERTAIN BENEFITS UPON TERMINATION.

        4.1 TERMINATION UPON DEATH, DISABILITY, WITHOUT CAUSE OR FOR GOOD REASON. If, during the Employment Period: (i) Executive's employment shall be terminated due to: (a) Executive's death, or (b) Executive's disability; or (ii) the Company shall terminate the Executive's employment without Cause; or (iii) the Executive shall terminate employment with the Company for Good Reason, the Executive shall be entitled to the following benefits:

           4.1(a)   Accrued Compensation:  Within 30 days after the Date of
        Termination, the Company shall pay to the Executive the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid, and (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon).

           4.1(b)   Severance Benefit:  The Benefit provided in Exhibit B
        hereto, the terms of which are incorporated by reference into this Agreement. Notwithstanding any other provision of the Agreement to the contrary, Executive hereby acknowledges and agrees that the Benefit and the Company's obligations under Section 4.2 shall be in lieu of any other severance, pension, life insurance or disability insurance plan maintained by the Company in which Executive otherwise might be eligible to participate.

        4.2 ANNUAL SALARY CONTINUATION BENEFIT. In the event that (i) the Company shall terminate Executive's Employment without Cause; or (ii) the Executive shall terminate employment with the Company for Good Reason, then during the period beginning on the Date of Termination and ending on April 30, 1999, the Company shall continue to: (a) pay to the Executive his current Annual Base Salary in accordance with its general payroll practices then in effect, and (b) pay the cost of continuing Executive's health insurance coverage.

        4.3 TERMINATION FOR CAUSE. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive his Accrued Compensation. In such case all Accrued Compensation shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination.

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

        4.4 TERMINATION BY EXECUTIVE WITHOUT GOOD REASON OR THE COMPANY'S CONSENT. If, without the Company's written consent, the Executive terminates employment with the Company during the Employment Period (excluding a termination for Good Reason), the Company's obligations to Executive under this Agreement shall thereupon terminate, other than the payment of Accrued Compensation and the Benefit payable pursuant to paragraph 2(e) of Exhibit B hereto. In such case, all Accrued Compensation shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination and, if applicable, the Benefit payable pursuant to paragraph 2(e) of Exhibit B shall be payable as provided therein.

        4.5 NON-EXCLUSIVITY OF RIGHTS. Except as otherwise specifically provided herein, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits of which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

SECTION 5: NON-COMPETITION.

        5.1   NON-COMPETE AGREEMENT.

        Acknowledging that the covenants contained in this Section 5 are part of the consideration for, and are reasonable in light of, the employment and compensation covenants of the Company, applicable to Executive's employment, including (without limitation) the Company's obligations under Section 4.1, Executive hereby covenants and agrees with the Company that during the Employment Period, and thereafter during the Non-Compete Period (as hereinafter defined) that:

           (a) Executive will not, directly or indirectly, engage in the business of rehabilitating, lining, relining, coating, constructing or reconstructing pipelines, sewers, conduits, manholes or passageways (the "Services") anywhere in the world, nor otherwise engage in prohibited competition, as such term is defined in Section 5.1(b). The parties hereto agree that it is contemplated that the Company will continue to seek and obtain work in the United States and internationally and acknowledge that the Company's business presently involves operations in the United States and internationally. Accordingly, Executive agrees that the foregoing geographic scope is reasonable in light of current and presently anticipated operations of the Company.

           (b) "Prohibited competition" shall include, but not be limited to, acting as consultant, advisor, independent contractor, officer, manager, employee, principal, agent, trustee of any corporation, partnership, association or agent or agency, or directly or indirectly owning more than one percent of the outstanding capital stock of any corporation, or being a member or employee of any partnership or any owner or employee of any other business, any of which is engaged in providing any of the Services.

           "Prohibited competition" also shall include (in addition to the foregoing):

              (i) Accepting employment with a customer of the Company or of the Company's subsidiaries with the intent or purpose of transferring defined business performed by the Company or the Company's subsidiaries to a department, division or affiliate of the customer;

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

              (ii) Requesting or advising any of the customers, suppliers or other business contacts of the Company or the Company's subsidiaries to withdraw, curtail or cancel their business with the Company or the Company's subsidiaries; or

              (iii) Causing or inducing, or attempting to cause or induce, either directly or indirectly, any employees, sales representatives, consultants or other personnel of the Company or the Company's subsidiaries to terminate their relationships or employment or breach their agreements with the Company or the Company's subsidiaries, whether for the purpose of accepting employment with Executive or any other person, firm, association or corporation with which Executive is associated, or otherwise.

           (c) As used herein, the term "Non-Compete Period" shall mean the period ending upon the expiration of three years following the date Executive's employment with the Company and/or its subsidiaries terminates.

        5.2 INJUNCTIVE RELIEF. Executive recognizes that the breach of any of his obligations under this Section 5 hereof may give rise to irreparable injury to the Company or its subsidiaries inadequately compensable in damages and that, accordingly, the Company or any of its subsidiaries may seek injunctive relief against the breach or threatened breach of the within undertaking, in addition to other remedies at law or in equity which may be available. Executive acknowledges that compliance with Executive's obligations under Section 5 hereof will not impair his ability to earn a livelihood.

        5.3 SCOPE. If any restriction set forth in this Section 5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great range of activities or in too broad a geographic area, it shall be interpreted and amended automatically to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable to protect the interests of the Company and its subsidiaries.

        5.4 CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries and affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In addition, Executive agrees to execute and deliver any confidentiality or non-disclosure agreements required of Company personnel pursuant to any license agreement entered into by the Company or any subsidiary.

SECTION 6:  SUCCESSORS.

        6.1 SUCCESSORS OF EXECUTIVE. This Agreement is personal to the Executive and, without the prior written consent of the Company, the rights (but not the obligations) shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        6.2   SUCCESSORS OF COMPANY.   As used in this Agreement, the term
"Company" shall mean the Company as hereinabove defined and any successor to its business and/or assets which assumes and agrees to perform the Company's obligations under this Agreement by operation of law or otherwise.

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SECTION 7:   MISCELLANEOUS.

        7.1 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

           Notice to Executive:
           -------------------

           James J. Baird, Jr.
           9937 Orchid Hills Road
           Jacksonville, Florida  32256

           Notice to Company:
           -----------------

           Insituform Mid-America, Inc.
           17988 Edison Avenue
           Chesterfield, Missouri  63005

           Attention:  Chief Executive Officer

        7.3 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        7.4 WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        7.5 WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3.5 shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

        7.6   ARBITRATION.      The parties have agreed that any and all
disputes arising out of the terms, application or interpretation of this Agreement or relating to Executive's employment by the Company, or the termination of such employment, except disputes involving the enforcement of the restrictive covenants in Section 5.1, shall be submitted to arbitration in St. Louis, Missouri in accordance with the rules and procedures of the American Arbitration Association (the "AAA"). Included within the parties' intent and desire to arbitrate under this Agreement are all claims Executive may have or assert under any federal, state or local law. No party shall publicly disclose the existence or nature of any arbitration proceeding hereunder, provided, however, that the Company may disclose such information to the extent necessary or advisable, based upon the advice of counsel, to comply with the Company's obligations under applicable securities laws.

        Either party may initiate the arbitration of a dispute under this Agreement by submitting a written request to arbitrate to the other party, which request shall set forth the issue the party wishes to arbitrate, the provisions of the Agreement or law the requesting party contends govern the resolution of the dispute, a recital of the facts and any law the requesting party contends supports its position, and the remedy or relief requested. If the parties cannot agree upon an arbitrator within ten days of a request

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
to arbitrate a dispute, either party may request the AAA to submit a list of seven arbitrators with experience arbitrating disputes involving executive employment contracts. The Company and the Executive, by alternately striking names with the Executive striking the first name, shall select one arbitrator who shall hear and decide the issues. The selection of the arbitrator shall be made in the manner prescribed within seven days following the receipt of the panel from AAA.

        The decision of the arbitrator shall be final and binding upon the parties, provided, however, a limited review (appeal) may be had by an action to set aside, vacate, or modify the arbitration award in accordance with principles applicable to arbitration awards as established by federal law. The parties intend this Agreement to arbitrate to be fully enforceable under the Federal Arbitration Act and of the Revised Statute of Missouri.

        The arbitrator's fees and costs and expenses shall be shared equally by the Company and the Executive. Each party shall bear its owns costs, expense, and attorneys' fees in connection therewith.

      7.7  Termination of Prior Agreements.  Executive hereby agrees that all
           -------------------------------
prior employment and salary continuation agreements between Executive and ENVIROQ Corporation or Insituform Southeast, Inc. and their respective affiliates (including, without limitation, that certain Amended and Restated Salary Continuation Agreement, dated as of December --, 1994, by and between Executive and Insituform Southeast, Inc. and that certain Employment Agreement, dated September 10, 1986, by and between Executive and Insituform Southeast, Inc.) are hereby terminated and superseded hereby and that the parties thereto shall have no continuing liability or obligation to Executive thereunder from and after the date hereof.

                                 *   *   *
        IN WITNESS WHEREOF, the Executive and, the Company, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                              THIS AGREEMENT CONTAINS A BINDING ARBITRATION CLAUSE WHICH MAY BE ENFORCED BY THE PARTIES

                              INSITUFORM MID-AMERICA, INC.

                              By--------------------------------------------
                              Name:-----------------------------------------
                              Title-----------------------------------------


                              EXECUTIVE

                              ----------------------------------------------
                              James J. Baird, Jr.

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
                                                                  EXHIBIT A


                   NON-INCENTIVE STOCK OPTION AGREEMENT


          This Non-Incentive Stock Option Agreement (hereinafter "Agreement"), entered into and effective as of the ---- day of April, 1995, in the County of St. Louis, Missouri, by and between INSITUFORM MID-AMERICA, INC., a Delaware corporation (hereinafter referred to as the "Company"), and the Optionee whose name is set forth on the last page hereof (hereinafter referred to as the "Optionee").

          WHEREAS, Optionee intends to devote significant time and effort to the success of the Company; and

          WHEREAS, the Company has determined that it is in the best interests of the Company to issue stock options to encourage motivation and incentive by Optionee.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein:

          1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, the Company hereby grants to Optionee the right, privilege and option to purchase up to the number of shares of Class A Common Stock, par value $.01, of the Company ("Common Stock") set forth below the Optionee's name on the last page hereof, at a price of $-- per share (the fair market value of such shares at the close of business on the date first written above). Such Option shall become vested on a cumulative basis as to 20% of such covered shares on the anniversary date hereof in each of 1996, 1997, 1998, 1999 and 2000, provided that the Optionee continues to be an employee of the Company on each such anniversary date.

          2.  TERM OF OPTION.  The term of this Option shall expire on April
- ---, 2005 (ten years from the date hereof).

          3. TIME OF EXERCISE OF OPTION. The Option shall be exercisable during its term in whole or in part from time to time beginning on the date hereof, but may be exercised only as to the total number of shares then vested as described in paragraph 1, less any shares previously purchased hereunder.

          4. INCORPORATION OF STOCK OPTION PLAN. This Agreement is entered into pursuant to the Insituform Mid-America, Inc. Stock Option Plan, as amended (hereinafter "Plan"), approved by the stockholders of the Company, which Plan is by this reference incorporated herein and made a part hereof.
A complete copy of the Plan may be obtained from the Secretary of the Company. The Option covered by this Agreement is not intended to be an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The material provisions of the Plan applicable to this Option are as follows:

               a. METHOD OF EXERCISE OF OPTION. This Option shall be exercised, in whole or in part to the extent then exercisable, by a written notice delivered to the Secretary of the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in cash or, in the discretion of the Company's Stock Option Committee (the "Committee"), in previously owned Class A Common Stock or a combination of cash and Class A Common Stock, to the Company in the amount of the exercise price of shares to be purchased.

                b. STOCK APPRECIATION RIGHT. Instead of exercising an Option, an Optionee may request that the Committee authorize payment of the difference between the fair market value of part or all of the Class A Common Stock subject to the Option and the exercise price of the Option determined as of the date the Committee receives the request from the Optionee. The Committee shall have the sole authority to grant or deny such request.

               c. TERMINATION OF OPTION. Subject to the express terms and conditions of the Plan, this Option shall terminate in all events on the earlier of (i) the date set forth in paragraph 2 hereof, or (ii) upon the expiration of three months after the termination of Optionee's employment with the Company and its subsidiaries; except that in the event of Optionee's death, Optionee's personal representative may exercise this Option (to the extent exercisable at the date of death) within 18 months after Optionee's employment terminates because of death.

               d. NON-TRANSFERABILITY OF OPTION. This Option is non-transferable by Optionee except by will or the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee.

               e. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. In the event of the payment of a stock dividend, a split-up or consolidation of shares, or any like capital adjustment of the Company as provided under the Plan, then to the extent the Option hereunder remains outstanding and unexercised, there shall be a corresponding adjustment to the number of shares covered under this Option, and in the purchase price per share, to the end that Optionee shall retain the Optionee's proportionate interest without change in the total purchase price under this Option.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Chairman of the Board or President, and Optionee has signed the same in duplicate originals.

                              INSITUFORM MID-AMERICA, INC.

                              By-------------------------------------------
                                Name:
                                Title:


                              James J. Baird, Jr.
                              ---------------------------------------------
                              Name of Optionee (Typed)

                              15,000
                              ---------------------------------------------
                              Number of Shares Covered
                                by Option


                              ---------------------------------------------
                              Signature of Optionee


                              ---------------------------------------------
                              Date

                                                                  EXHIBIT B

                            SEVERANCE BENEFITS

1.   Severance Benefit.
     -----------------

     The Company agrees to pay to or on behalf of Executive the supplemental salary continuation or death benefits (collectively, the "Benefit") described in the following paragraphs, subject to all of the contingencies, conditions, qualifications and disclaimers stated in the Agreement (as defined below) and this Exhibit B. The Benefit shall in addition to any other payments of compensation for services which may be paid by the Company to Executive from time to time pursuant to the Agreement. Except as otherwise defined, capitalized terms used in this Exhibit B shall have the respective meanings ascribed thereto in the Employment Agreement, dated April 18, 1995 (the "Agreement"), by and between Insituform Mid-America, Inc. and James J. Baird, Jr.

2.   Amount of Benefit.
     -----------------

     (a) In General.  Except as provided in subparagraphs (b), (c), (d) and
         ----------
(e), the Benefit shall be the amount stated below for the period in which the Date of Termination occurs, except that if Executive has not performed at least one thousand (1,000) hours of service for the Company in the period in which the Date of Termination occurs, then the Benefit shall be the amount stated below for the immediately preceding period; provided, however, that if the Date of Termination occurs on or after the Executive's sixty-eighth
(68th) birthday, the Benefit shall be $1,000,000 regardless of the number of hours of service performed by Employee during the period in which the Date of Termination occurs.

          Last Day of Period in which
          Date of Termination occurs        Amount of Benefit
          ---------------------------       -----------------
               3/31/95                         $  600,000
               3/31/96                            680,000
               3/31/97                            760,000
               3/31/98                            840,000
               3/31/99                            920,000

     (b) Death Benefit.  In the event that the Executive's death occurs while
         -------------
Executive is still employed by the Company the Benefit shall be $1,000,000.00 (the "Death Benefit"); provided, however, that the Executive or his Beneficiary shall not be entitled to any Death Benefit if the Executive makes any fraudulent statement in any application for the key executive insurance if the Company elects to obtain such insurance. The determination of whether the Executive made any fraudulent statement on an insurance application shall be made by the Company's Board of Directors based on information available to it, and the Board's finding shall be conclusive and binding on all parties to and Beneficiaries under this Agreement.

     (c) Retirement and Disability Benefit.  The Benefit payable upon
         ---------------------------------
Executive's attaining age sixty-eight (68) (whether Executive's entitlement to such payment results from normal retirement or Disability while Executive is employed by Company) shall be $1,000,000 (the "Retirement and Disability Benefit").

     (d) No Benefit Under Certain Circumstances.  Unless the Company's Board
         --------------------------------------
of Directors, in its sole discretion, determines otherwise, the Benefit shall be zero (0) if the Company terminates Executive's employment for Cause.

     (e)  Termination of Employment Without Company's Consent.
          ---------------------------------------------------
Notwithstanding any other provision of this Exhibit B or the Agreement to the contrary, if prior to Executive's attaining age sixty-eight (68), he voluntarily terminates his employment with the Company without the Company's consent (excluding a termination for Good Reason), the Benefit shall be equal to the cash surrender value of the life insurance policy maintained to fund the Company's obligations to Executive under this Exhibit B, which Benefit shall be payable not later than the time the Company receives the proceeds from the surrender of such policy; provided, however, that the Executive may
                                   --------  -------
elect, by written notice delivered to the Company within thirty (30) days after the date of such voluntary termination, to be paid the Benefit described in subparagraph 2(a) that would have been payable if a "Date of Termination had occurred on the date of such voluntary termination, such Benefit to be paid in one hundred twenty (120) equal monthly installments, payment of which shall commence sixty (60) days after the date of such voluntary termination, and each subsequent monthly payment of which shall be due and payable on the same date in the succeeding months on which the first payment shall be made. The Company covenants to continue to maintain such life insurance policy as presently in effect, and shall not encumber or diminish the cash surrender value thereof, and further agrees to take all appropriate action, as soon as practicable after such voluntary termination pursuant to this subparagraph, in order to obtain such cash surrender value.

3.   Payment of Benefits.
     -------------------

     (a) Time of Payment.  Upon the occurrence of the Date of Termination,
         ---------------
the Benefit shall be paid to the person described in subparagraph (b) in the manner described in subparagraph (c).

     (b) Person Entitled to Benefit.  If the Date of Termination occurs prior
         --------------------------
to Executive's death, the Benefit shall be paid to Executive during his life, and then any remaining payments shall be paid to Executive's then living Beneficiary (as hereinafter defined) during his life, and then any remaining payments shall be paid Executive's then living Contingent Beneficiary (as hereinafter defined) during his life, and then any remaining payments shall be paid to the estate of the last surviving Beneficiary or Contingent Beneficiary. If the Date of Termination occurs as the result of Executive's death, then the Benefit shall be paid to Executive's then living Beneficiary during his life, and then any remaining payments shall be paid Executive's then living Contingent Beneficiary during his life, and then any remaining payments shall be paid to the estate of the last surviving Beneficiary or Contingent Beneficiary.

     (c) Manner of Payment.  At the option of the Company, the Benefit shall
         -----------------
be paid either: (i) in one hundred twenty (120) equal monthly installments, payment of which shall commence within thirty (30) days after the Date of Termination, and each subsequent monthly payment of which shall be due and payable as of the same date in the succeeding months on which the first payment shall have been made; or (ii) within six (6) months after the Date of Termination, in a lump sum.

     (d)  Disability.  If the Date of Termination occurs because of the
          ----------
Executive's Disability, and Executive returns to work for the Company, the payment of Benefit shall be suspended until the occurrence of another Date of Termination, and the amount paid to Executive shall be deducted from the amount payable upon the occurrence of the subsequent Date of Termination. If Executive goes to work for anyone other than the Company, the payment of the Benefit shall terminate, and Executive shall have no further rights under this Exhibit B.

4.   Executive's Beneficiary.
     -----------------------

     "Beneficiary" shall mean the person designated by Executive in writing to the Chief Executive Officer of Company to receive payments hereunder after Executive's death; provided that (i) if Executive has made no beneficiary designation, then his surviving spouse shall be the Beneficiary, and (ii) if Executive has made no beneficiary designation, and has no surviving spouse, his estate shall be the Beneficiary. "Contingent Beneficiary" shall mean the person designated by Executive in writing to the

Chief Executive Officer of the Company to receive payments hereunder after the death of the Beneficiary. The Beneficiary and Contingent Beneficiary may be changed by Executive at any time in writing to the Chief Executive Officer of the Company.

5.   Payments Upon Incapacity.
     ------------------------

     If Company shall find that any person to whom any payment is payable under this Agreement is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless prior claim therefor shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid on behalf of or for the benefit of such person to the spouse, a child, a parent, or a brother or sister, or to any other person deemed by Company to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as Company may determine. Any such payment shall be a complete discharge of the liabilities of Company to make such payment to Executive.

6.   Life Insurance.
     --------------

     With respect to amounts as are to be paid as a Benefit, Company may at its option purchase one or more life insurance contracts on the Executive's life, with the Company or a subsidiary as owner and beneficiary, or may invest in such other investments, if any, which the Company desires to assist in providing liquidity to pay the Benefit under this Agreement. The Company may borrow such amounts of the cash value of any policies as it desires for use in its own business and financial operations. The Company shall have the unrestricted right to use all amounts and exercise all options and privileges under any such life insurance policy, without knowledge or consent of the Executive, his estate, Beneficiary or any other person, it being expressly agreed that neither Executive, his Estate, nor his Beneficiary shall have any right, title or interest whatsoever in or to any such policy.
Notwithstanding the option of Company to purchase life insurance contracts on Executive's life as described above, and subject to subparagraph 2(e) above, this Agreement shall not be construed as required or obligating Company to purchase any life insurance contracts to provide funds to pay the Benefit or as giving Executive the right to require Company to purchase such life insurance contracts.

7.   Company's Obligations to the Unsecured.
     --------------------------------------

     Any assets, including any life insurance policy purchased by Company, acquired to provide the funds to make payments to Executive or his Beneficiary (as defined), shall at all times be solely assets of Company. It is further understood and agreed that Company's obligation under this Agreement shall not be secured in any manner. Neither any policy nor any other asset of Company shall be placed in trust or in escrow or otherwise physically or legally segregated for the benefit of Executive, and the eventual payment of the Benefit to Executive, his Beneficiary or any other person shall not be secured to him or them by the issuance of any negotiable instrument or other evidence of indebtedness of Company. Neither Executive, his Beneficiary, nor any other person shall be deemed to have any property interest, legal or equitable, in any policy or in any other specific asset of Company, and, to the extent that any person acquires any right to receive payments under the provisions of this Agreement, such right shall be no greater than, nor shall it have any preference or priority over, the rights of any unsecured general creditor of Company.

8.   Alienation or Encumbrance.
     -------------------------

     No payments, benefits, or rights under this Agreement shall be subject in any manner to anticipation, sale, transfer, assignment, mortgage, pledge, encumbrance, charge or alienation by the Executive, his Beneficiary or any other person who could or might possibly receive future payments or benefits under this Agreement. If the Company determines that any such person entitled to any payments under this Agreement has become insolvent, bankrupt, or has attempted to anticipate, sell, transfer, assign, mortgage, pledge, encumber, charge or otherwise in any manner alienate any amount payable to him under this Agreement or that there is any danger of levy, attachment or other court process or encumbrance on the part of any creditor of such person entitled to payments hereunder, against any benefit or other amounts payable to such person, the Company may, in its discretion, at any time, withhold any or all such payments or benefits and apply the same for the benefit of such person, in such manner and in such proportion as the Company may deem proper.

9.   Nonguarantee of Employment.
     --------------------------

     Nothing contained in this Exhibit B shall be construed as a contract of employment between Company and Executive, or as a right of Executive to be continued in the employment of Company or as a limitation or the right of Company to discharge Executive, with or without Cause, at any time, subject to the provisions of the Agreement or any other employment agreement between the Company and Executive.

10.  Cooperation of Parties.
     ----------------------

     Each party to this Agreement agrees to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Agreement or any of its provisions.

11.  Termination of Agreement.
     ------------------------

     Notwithstanding any other provision in this Agreement, Company and successor thereof, whether or not the employment of Executive is terminated, may terminate the Company's obligations under this Exhibit B in its entirety, with or without reason, by giving Executive notice of such termination in writing, specifying therein the effective date of such termination. Termination of the Company's obligations under this Exhibit B pursuant to this paragraph shall be considered a "Date of Termination" for the purposes of paragraph 3 hereof, and the Executive shall be entitled to payment of the Benefit by the Company determined as of the Date of Termination, in the manner otherwise provided for in paragraph 3 hereof, and neither party shall have any further obligation in respect to this Agreement except for payment of Executive's Benefit.

12.  Claims Procedure.
     ----------------

     Any claim for benefits or payments under this Agreement by Executive or his Beneficiary shall be made in writing and delivered to Company at its principal office. If Executive or Beneficiary believes he has been denied any benefits or payments under this Agreement, either in total or in an amount less than the full benefit or payment the claimant would normally be entitled to, Executive shall notify Company in writing of the amount or nature of the benefit or payment and of the basis for his belief that said benefit or payment was improperly denied. The Company shall advise the claimant in writing of the amount of the Benefit or payment, if any, and the specific reasons for the denial. The Company shall also furnish the claimant at that time with a written notice containing:

          (a)  A specific reference to pertinent provisions of this Exhibit
     B; and

          (b) A description of any additional material or information necessary for the claimant to perfect his claim, if possible, any explanation of why such material or information is needed; provided, however, that any description or explanation provided by Company pursuant to this subparagraph shall not constitute a waiver by Company of any rights under this Exhibit B or the Agreement or estop Company from reasonably denying any benefit or payment hereunder; and

          (c)  An explanation of the following claim review procedure:

               (i) Within sixty (60) days of receipt of the information described above, the claimant shall, if further review is desired, file a written request for reconsideration with the Board. So long as the claimant's request for review is pending (including such sixty (60) day period), the claimant or his duly authorized representative may review pertinent documents and may submit issues and comments in writing to the Board.

               (ii) A final and binding decision shall be made by the Board within sixty (60) days of the filing by the claimant of the request for reconsideration; provided, however, that if the Board, in its discretion, feels that a hearing with the claimant or his or her representative present is necessary or desirable, this period shall be extended an additional sixty (60) days.

               (iii) The Board shall use ordinary care and diligence in the performance of its duties. The Board shall be entitled to rely conclusively, and shall be fully protected in any action or omission taken by it in good faith reliance, upon the advice or opinions of any persons, firms or agents retained by it, including, but not limited to, accountants, actuaries, counsel and other specialists. Nothing contained herein shall preclude Company from indemnifying any member if the Board for all actions under this Agreement, or from purchasing liability insurance to protect such persons serving thereon with respect to their duties pursuant to this Agreement.

                       SALARY CONTINUATION AGREEMENT
                       -----------------------------
                        DESIGNATION OF BENEFICIARY
                        --------------------------

     In the event of my death while entitled to present or future benefits under Exhibit B to the Employment Agreement entered into between Insituform Mid-America, Inc. and me, dated April ---, 1995, I hereby designate the following beneficiary (or beneficiaries in the percentages set forth following their names) in accordance with paragraph 4 of Exhibit B of the above said Agreement:

     (give name(s), address(es), relationship(s), social security number(s), and, if applicable, percentage of interest).

     Primary Beneficiary:

     ---------------------------------------------------------

     ---------------------------------------------------------


     Contingent Beneficiary:

     ---------------------------------------------------------

     ---------------------------------------------------------


WITNESS:                                 EXECUTIVE:


- ------------------------------           ------------------------------
                                         James J. Baird, Jr.


Date:-------------------------

ACCEPTED:                                INSITUFORM MID-AMERICA, INC.

ATTEST:


- ------------------------------           BY:---------------------------
Secretary

Date:-------------------------